Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report on Form 8-K of Ottawa Savings Bancorp, Inc. of our report dated July 16, 2014 on the financial statements of Twin Oaks Savings Bank as of and for the year ended March 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

January 7, 2015